UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

501 Canal Blvd., Richmond, California 94804

(Address of principal executive offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Capital Market *

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*

Following a determination by the Nasdaq Stock Market LLC (“Nasdaq”) to delist the common stock of Sangamo Therapeutics, Inc. (the “Company”), the Company’s common stock was suspended from trading on Nasdaq on May 5, 2026 and currently trades on the OTCID Basic Market under the symbol “SGMOQ”. On July 14, 2026, the Nasdaq Hearings Panel issued a written determination letter denying the Company’s request to continue its listing on Nasdaq.

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on June 23, 2026 (the “Petition Date”), Sangamo Therapeutics, Inc. (the “Company”) filed a voluntary petition (Case No. 26-10989) for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such case, the “Case”). On the Petition Date, the Company filed a motion (the “Bidding Procedures Motion”) (Docket No. 13) that sought approval of, among other things, certain auction and bidding procedures (the “Bidding Procedures”) in connection with a sale of all or substantially all of the Company’s assets and the approval designate stalking horse bidders. The Company continues to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On July 14, 2026, the Court entered an order (the “Bidding Procedures Order”) (Docket No. 122) granting the relief requested in the Bidding Procedures Motion. Pursuant to the Bidding Procedures Order, the Court approved, among other things, the Bidding Procedures, which provide for certain dates and deadlines in connection with the Company’s sale process, including the following:

Bid Deadline: Any party interested in submitting a bid for any of the Company’s assets must do so no later than August 4, 2026 at 5:00 p.m. (Eastern Time).

Auction: If the Company receives more than one qualified bid (including a combination of bids that, when considered together, constitute a qualified bid) for the Company’s assets, the Company will conduct an auction for the assets on August 10, 2026 at 10:00 a.m. (Eastern Time).

Sale Hearing: The Sale Hearing will take place on August 20, 2026, at 10:00 a.m. (Eastern Time). At the Sale Hearing, the Company will seek the Court’s approval of the successful bids and any backup bids.

The Company’s objective in the Case is to maximize value for its stakeholders, which may be achieved through the sale of all or substantially all assets to the highest bidder or bidders, and/or through a reorganization with a chapter 11 plan sponsor. All information about the Case, including the full Bidding Procedures and access to Court documents, is available online at https://www.veritaglobal.net/SangamoTherapeutics, a website administered by Verita Global, a third-party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 14, 2026, the Company received a written determination letter (the “Letter”) from the Nasdaq Hearings Panel (the “Panel”) of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Panel has determined to deny the Company’s request to continue its listing on The Nasdaq Capital Market.

As previously disclosed, the Company received a delisting determination from Nasdaq on April 28, 2026 due to the Company’s failure to comply with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). As a result, trading in the Company’s common stock was suspended from Nasdaq and began trading on the OTCQB Venture Market on May 5, 2026. The Company timely appealed the delisting determination, and a hearing before the Panel was held on June 9, 2026. On June 23, 2026, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (Case No. 26-10989), and, as a result, the Company’s common stock currently trades on the OTCID Basic Market under the symbol “SGMOQ.”

The Company has 15 days from the date of the Letter to request that the Nasdaq Listing and Hearing Review Council (the “Council”) review the Panel’s decision, however the Company does not intend to request a review. The Council may, on its own motion, determine to review the Panel’s decision within 45 calendar days after issuance of the Letter. The Company expects Nasdaq will file a Form 25 with the Securities and Exchange Commission to delist the Company’s common stock from Nasdaq and deregister the common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: July 20, 2026	By:	/s/ SCOTT B. WILLOUGHBY
	Name:	Scott B. Willoughby
	Title:	Chief Legal Officer and Corporate Secretary